Exhibit 5.1

KAYE SCHOLER LLP

425 Park Avenue New York, New York 10022-3598 212 836-8000 Fax 212 836-8689 www.kayescholer.com

January 29, 2007

Information Services Group, Inc.
Four Stamford Plaza
107 Elm Street
Stamford, Connecticut  06902

Re:                               Information Services Group, Inc.
Registration Statement on Form S-1
Registration No. 333-136536

Ladies and Gentlemen:

This opinion is furnished to you in connection with a registration statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of (i) 32,343,750 units (the “Units”) of Information Services Group, Inc., a Delaware corporation (the “Company”), with each Unit consisting of one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and one warrant (each, a “Public Warrant”) to purchase one share of Common Stock at an exercise price of $6.00 per share, (ii) an option (the “Purchase Option”) to purchase 1,406,250 units (the “Purchase Option Units”) issued to Deutsche Bank Securities Inc. (the “Representative”), with each Purchase Option Unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock at an exercise price of $7.50 per share (the “Purchase Option Warrants,” and together with the Public Warrants, the “Warrants”), (iii) the Purchase Option Units issuable upon exercise of the Purchase Option, (iv) all shares of Common Stock and Warrants issued as part of the Units and the Purchase Option Units and (v) all shares of Common Stock issuable upon exercise of the Warrants included in the Units and Purchase Option Units.

The Units are to be sold pursuant to an underwriting agreement to be entered into among the Company and the Representative (the “Underwriting Agreement”), with 28,125,000 Units to be sold by the Company (the “Firm Units”) on the Closing Date and an additional 4,218,750 Units (the “Option Units”) to be sold by the Company in the event the underwriters exercise their Over-allotment Option (as such term is defined in the Underwriting Agreement).

We have acted as counsel for the Company in connection with its proposed issuance and sale of the Firm Units and, in the event the Over-allotment Option is exercised, the Option Units.  In connection with this opinion, we have examined originals or copies of the following documents (the “Transaction Documents”):

New York	Chicago	Los Angeles	Washington, D.C.	West Palm Beach	Frankfurt	London	Shanghai

(a)                                  the Registration Statement;

(b)                                 the Company’s Third Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Registration Statement;

(c)                                  the Company’s Amended and Restated By-Laws, filed as Exhibit 3.2 to the Registration Statement;

(d)                                 the Purchase Option;

(e)                                  the Warrant Agreement by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”);

(f)                                    the Warrants; and

(g)                                 such other documents, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

This opinion is based entirely on our review of the documents listed in the preceding paragraph, and we have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion.  In our examination, we have assumed (i) the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document; and (ii) that the Warrant Agreement is a legal and binding obligation of the Warrant Agent.  As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon the certificates of officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purpose of this opinion.  This opinion is limited solely to the federal laws of the United States, the General Corporation Law of the State of Delaware and reported judicial decisions interpreting these laws and, as to the Warrants and the Purchase Option constituting valid and legally binding obligations of the Company, solely to the laws of the State of New York.  Our opinion is based on these laws as in effect on the effective date of the Registration Statement.

We note that certain of the Transaction Documents contain provisions stating that they are to be governed by the laws of the State of New York (each contractual choice of law clause being referred to as a “Chosen-Law Provision”).  Except to the extent that such a Chosen-Law Provision is made enforceable by New York General Obligations Law Section 5-1401, as applied by a New York state court, or a federal court sitting in New York and applying New York choice of law principles, no opinion is given herein as to any Chosen-Law Provision or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Transaction Documents.

We express no opinion as to the enforceability of any particular provision of any of the Transaction Documents relating to or constituting waivers of rights to object to jurisdiction or venue, consents to jurisdiction or venue, or waivers of rights to (or methods of) service of process.

Based upon and subject to the foregoing, it is our opinion that:

1.                                       The Common Stock included in the Units and the Purchase Option Units, when issued and sold in accordance with and in the manner described in the Registration Statement and related Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

2.                                       Each Warrant included in the Units and the Purchase Option Units, when issued and sold in accordance with and in the manner described in the Registration Statement and related Prospectus, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.                                       The Purchase Option, when issued and sold in accordance with and in the manner described in the Registration Statement and related Prospectus, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

4.                                       The Common Stock, when issued and paid for upon exercise of the Warrants as contemplated by the Warrant Agreement, the Registration Statement and related Prospectus, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” therein.  In giving this opinion, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ KAYE SCHOLER LLP

Kaye Scholer LLP